UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2010

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

MWI Veterinary Supply Co. (“MWI”) and Merial Limited (“Merial”) entered into a 2010-2011 Merial Independent Sales Agent Agreement (“Agreement”) effective January 1, 2010, which was delivered by Merial to MWI on April 14, 2010.  Under the Agreement, Merial appoints MWI to sell, market and provide services related to Merial’s companion animal products to the veterinary trade.  In return, MWI is entitled to receive commissions.  The agreement expires on December 31, 2011 and may be terminated by either party without cause and without penalty upon 120 days prior written notice.  The agreement may also be terminated by either party without cause upon less than 120 days prior written notice; however, financial penalties will apply.  Unlike the prior contract between MWI and Merial, the Agreement does not prohibit MWI from representing products that compete with certain of Merial’s products, particularly those which are used for the treatment and/or control and/or prevention of fleas, ticks or heartworms.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: April 16, 2010	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer